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                                                                      EXHIBIT 99

[Wackenhut logo]                                                    NEWS RELEASE
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4200 Wackenhut Drive, Palm Beach Gardens, FL 33410               NYSE: WAK, WAKB

WR-01-19                                                  FOR IMMEDIATE RELEASE


     THE WACKENHUT CORPORATION REPORTS PAYMENT OF STANDBY LETTERS OF CREDIT

Palm Beach Gardens, Fla. - October 3, 2001 - The Wackenhut Corporation (NYSE:
WAK, WAKB) reported today that it has completed the cash funding of its $32 million of bank letters of credit issued to secure a portion of its Chilean affiliates' debt of $54.3 million. With the payment of the bank standby letters of credit, the Company's affiliate, Wackenhut Chile S.A., has substituted short-term debt obligations with local Chilean lenders with a one-year term maturity funding directly with The Wackenhut Corporation (the "Company"). The Company has also provided comfort letters for its Chilean affiliate, which at June 30, 2001 were $5.8 million.

The Chilean affiliate suffered bank loan defaults earlier in the year on certain of its obligations because it had been unable to generate sufficient cash, either from ongoing operations or the sale of assets, to repay its obligations. Wackenhut Chile S.A. continues to be in default on payments of its unsecured loans, and continues to work on a bank creditor standstill agreement relating to the unsecured portion of the remaining local currency-denominated debt, and the securing of a bridge loan while it sells the non-core businesses. The affiliate is requesting a 180-day term of the standstill whereby it plans to sell sufficient non-core security businesses to repay the local Chilean unsecured debt, as well as debt due the Company, and to provide sufficient working capital for the core security business. Wackenhut Chile S.A. also has engaged a local investment bank, Asesorias Financieras Sud Americano Limitada, an affiliate of the Bank of Nova Scotia, to assist in the sale of the non-core businesses.

At present there can be no assurance that the Chilean affiliate will obtain a local bank creditor standstill agreement and a bridge loan. Inability to obtain a standstill or bridge loan would have a material adverse impact on the Chilean affiliate's financial position, results of operations and/or cash flows. Further, while the Chilean affiliate is continuing its efforts to sell certain segments of its businesses, there can be no assurances that this will occur. The timing of such activities cannot be certain as the completion of any such transaction depends upon the needs of potential acquirers, buyers or investors; as well as financing, regulatory/legal requirements and other factors.

The Company has recorded losses, and anticipates recording additional losses representing the Company's interest in the Chilean affiliate's operations, which in turn will reduce the value of its investment in and advances (including loans) to the Chilean affiliate. At this time, management is unable to estimate the amount of those losses, if any, that would be recorded should the sale of assets, or ongoing operating results, be unable to generate sufficient cash to


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repay the Chilean affiliate's obligations to its local Chilean creditors and to the Company, and there can be no assurance that the ultimate outcome of this uncertainty would not have a material adverse impact on the Company's financial position, results of operations, and/or cash flows.

THE WACKENHUT CORPORATION (WWW.WACKENHUT.COM) is a leading international provider of business services to major corporations, government agencies, and a wide range of industrial and commercial customers. Its principal business lines include security-related services, correctional services, and flexible staffing services. The Company is a leader in the privatization of public services for municipal, state and federal agencies, and has operations throughout the United States and in over 50 other countries on six continents.

The Wackenhut Corporation trades on the New York Stock Exchange under two symbols, the Series A Common Stock (WAK) and the Series B Common Stock (WAKB). The Series B Common Stock has no voting rights, but in all other respects is the same as the Series A Common Stock.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS ("FUTURE FACTORS") THAT COULD MATERIALLY AFFECT ACTUAL RESULTS. SUCH FUTURE FACTORS MAY INCLUDE, INTER ALIA, CHANGES IN INTEREST AND CURRENCY EXCHANGE RATES, INCREASING PRICE AND SERVICE COMPETITION BY DOMESTIC AND FOREIGN COMPETITORS, INCLUDING NEW ENTRANTS; THE ACHIEVEMENT OF LOWER COSTS AND EXPENSES; DOMESTIC AND FOREIGN GOVERNMENTAL AND PUBLIC POLICY CHANGES; GENERAL INDUSTRY AND MARKET CONDITIONS, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FILINGS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S FORM 10K, FORM 10Q AND FORM 8K REPORTS.

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Contact: Patrick Cannan, Director, Corporate Relations         www.wackenhut.com